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Exhibit 10.17

CHANGE IN TERMS AGREEMENT

Principal $5,000,000.00	Loan Date 10-10-2002	Maturity 12-31-2004	Loan No 0251649248	Call/Coll	Account	Officer * * *	Initials
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing * * * * * has been omitted due to text length limitations.

Borrower:	INTERNATIONAL MEDICATION SYSTEMS, LIMITED 1886 Santa Anita Avenue South El Monte, CA 91733	Lender:	BANK OF THE WEST Ninth & Valley #717 855 W. Valley Blvd. Alhambra, CA 91803 (888) 457-2692

Principal Amount: $5,000,000.00	Date of Agreement: 3/1/04

DESCRIPTION OF EXISTING INDEBTEDNESS.

Credit Agreement (EQUIPMENT PURCHASE) dated October 10, 2002 in the original principal amount of $3,000,000.00, as amended.

DESCRIPTION OF COLLATERAL.

Unsecured.

DESCRIPTION OF CHANGE IN TERMS.

1.
Extension of Expiration Date. The Expiration Date provided for in Section 1.1.14 of the Credit Agreement shall be extended to December 31, 2004.

2.
Modification of Equipment Purchase Facility. The date provided for in Section 2.1.1 of the Credit Agreement shall be changed to December 31, 2004.

        CONTINUING VALIDITY.    Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

'T SIGNERS:

INTERNATIONAL MEDICATION SYSTEMS, LIMITED

By:	/s/ JACK YONGFENG ZHANG Jack Yongfeng Zhang, President of INTERNATIONAL MEDICATION SYSTEMS, LIMITED	By:	/s/ PETE LANGOSH Pete Langosh, Secretary of INTERNATIONAL MEDICATION SYSTEMS, LIMITED
BANK OF THE WEST
By:	/s/ RAYMOND YOUNG Raymond Young, Vice President of BANK OF THE WEST

LASER PRO Landing, Ver. 5.23.20.002 Copr. Harland Financial Solutions, Inc. 1997, 2004. All Rights Reserved. CA C:\CFI\LPL\D2OC.FC TR-17355 PR-52

FIRST AMENDMENT TO CREDIT AGREEMENT

        This FIRST Amendment to Credit Agreement (the "Amendment") is made and entered into as of April 29th, 2003, by and between BANK OF THE WEST (the "Bank") and INTERNATIONAL MEDICATION SYSTEMS, LIMITED (the "Borrower") with respect to the following:

        This Amendment shall be deemed to be a part of and subject to that certain Credit Agreement dated as of October 10, 2002, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

        WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

        NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

1.
Extension of Expiration Date.    The Expiration Date provided for in Section 1.1.14 of the Agreement shall be extended to April 30, 2004.

2.
Change in Dollar Amount.    The dollar amount provided for in Section 2.1.1 of the Agreement shall be changed to $5,000,000.00.

3.
Modification of Equipment Purchase Facility.    Section 2.1.1 of the Agreement is modified and amended as follows: The date provided for in Section 2.1.1 of the Agreement shall be changed to April 30, 2004and the dollar amount of $3,000,000.00 shall be changed to $5,000,000.00.

4.
Modification of Reporting and Certification Requirements.    Section 5.1 (i) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof: 5.1 (i) Not later than 120 days after the end of each of the Borrower's fiscal years, a copy of the annual consolidating and consolidated financial report of the Borrower for such year.

5.
Modification of Financial Condition.    Section 5.2 (iv) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof: 5.2 (iv) A ratio of Cash Flow to the current portion of long term Debt plus interest expense of not less than 1.25 to 1, at each fiscal year-end.

6.
Modification of Notice.    Section 5.13 (ii) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof: 5.13 (ii) litigation, arbitration or administrative proceedings to which the Borrower is a party and in which the claim or liability exceeds $500.000.00.

7.
Conditions Precedent.    As a condition precedent to the effectiveness of this Amendment, Borrower agrees to pay to Bank a fee of $2,500.00.

8.
Representations and Warranties.    The Borrower hereby reaffirms the representations and warranties contained in the Agreement and represents that no event, which with notice or lapse of time, could become an Event of Default, has occurred or is continuing.

9.
Confirmation of Other Terms and Conditions of the Agreement.    Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

10.
Governing Law.    This Amendment shall be governed and construed in accordance with the laws of the State of California to which jurisdiction the parties hereto hereby consent and submit.

1

11.
Counterparts.    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:		BORROWER:

BANK OF THE WEST		INTERNATIONAL MEDICATION SYSTEMS, LIMITED

BY:	/s/ RAYMOND YOUNG	BY:	/s/ JACK YONGFENG ZHANG
NAME:	Raymond Young, Assistant Vice President	NAME:	Jack Yongfeng Zhang, President

		BY:	/s/ MARY LUO
		NAME:	Mary Luo, Secretary/Chief Operating Officer

ADDRESS:

1886 Santa Anita Avenue South El Monte, CA 91733

2

CERTIFIED CORPORATE RESOLUTION TO BORROW

        WHEREAS, INTERNATIONAL MEDICATION SYSTEMS, LIMITED (the "Corporation") has made application to BANK OF THE WEST (the "Bank") for credit accommodations which may consist of but shall in no way be limited to the following: the renewal, continuation or extension of an existing obligation; the extension of a new loan, line of credit or commitment; the issuance of letters of credit or banker's acceptances; or the purchase or sale through Bank of foreign currencies.

        RESOLVED, that: anyone of the following officers: JACK YONGFENG ZHANG, as the PRESIDENT of the Corporation, or MARY LUO, as the SECRETARY/CHIEF OPERATING OFFICER of the Corporation, are authorized, in the name of and on behalf of the Corporation to:

    (a)
    Borrow money from the Bank in such amounts and upon such terms and conditions as are agreed upon by the officers of the Corporation and the Bank; and execute and deliver or endorse such evidences of indebtedness or renewals thereof or agreements therefor as may be required by the Bank, all in such form and content as the officers of the Corporation executing such documents shall approve (which approval shall be evidenced by the execution and delivery of such documents); provided, however, that the maximum amount of such indebtedness shall not exceed the principal sum of $5,000,000.00 exclusive of any interest, fees, attorneys' fees and other costs and expenses related to the indebtedness.

    (b)
    Execute such evidences of indebtedness, agreements, security instruments and other documents and to take such other actions as are herein authorized.

    (c)
    Sell to or discount or re-discount with the Bank any and all negotiable instruments, contracts or instruments or evidences of indebtedness at any time held by the Corporation; and endorse, transfer and deliver the same, together with guaranties of payment or repurchase thereof, to the Bank (for which the Bank is hereby authorized and directed to pay the proceeds of such sale, discount or re-discount as directed by such endorsement without inquiring into the circumstances of its issue or endorsement or the disposition of such proceeds).

    (d)
    Withdraw, receive and execute receipts for deposits and withdrawals on accounts of the Corporation maintained with the Bank.

    (e)
    Grant security interests and liens in any real, personal or other property belonging to or under the control of the Corporation as security for any indebtedness of the Corporation to the Bank; and execute and deliver to the Bank any and all security agreements, pledges, mortgages, deeds of trust and other security instruments and any other documents to effectuate the grant of such security interests and liens, which security instruments and other documents shall be in such form and content as the officers of the Corporation executing such security instruments and other documents shall approve and which approval shall be evidenced by the execution and delivery of such security instruments and other documents.

    (f)
    Apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment.

    (g)
    Purchase and sell foreign currencies, on behalf of the Corporation, whether for immediate or future delivery, in such amounts and upon such terms and conditions as the officer(s) authorized herein may deem appropriate, and give any instructions for transfers or deposits of monies by check, drafts, cable, letter or otherwise for any purpose incidental to the foregoing, and authorize or direct charges to the depository account or

1

      accounts of the Corporation for the cost of any foreign currencies so purchased through the Bank.

    (h)
    To designate in writing to the Bank in accordance with the terms of any agreement or other document executed by the above-named individuals one or more individuals who shall have the authority to as provided herein, to:

    (1)
    request advances under lines of credit extended by the Bank to the Corporation;

    (2)
    apply for letters of credit or seek the issuance of banker's acceptances under which the Corporation shall be liable to the Bank for repayment;

    (3)
    make deposits and receive and execute receipts for deposits on accounts of the Corporation maintained with the Bank;

    (4)
    make withdrawals and receive and execute receipts for withdrawals on account of the Corporation maintained with the Bank;

    (5)
    purchase and sell foreign currencies.

    (i)
    Enter into derivative transactions, including but not limited to, interest rate swaps, caps, floors, collars, swaptions, and forwards.

    (j)
    Transact any other business with the Bank incidental to the powers hereinabove stated.

        RESOLVED FURTHER, that all such evidences of indebtedness, agreements, security instruments and other documents executed in the name of and on behalf of the Corporation and all such actions taken on behalf of the Corporation in connection with the matters described herein are hereby ratified and approved.

        RESOLVED FURTHER, that the Bank is authorized to act upon these resolutions until written notice of their revocation is delivered to the Bank.

        RESOLVED FURTHER, that any resolution set forth herein is in addition to and does not supersede any resolutions previously given by the Corporation to the Bank.

        RESOLVED FURTHER, that the Secretary of the Corporation be, and hereby is, authorized and directed to prepare, execute and deliver to the Bank a certified copy of the foregoing resolutions.

        I do hereby certify that I am Mary Luo, the Secretary of INTERNATIONAL MEDICATION SYSTEMS, LIMITED, a Delaware corporation, and I do hereby further certify that the foregoing is a true copy of the resolutions of the Board of Directors of the Corporation adopted and approved by unanimous written consent.

        I hereby further certify that such resolutions are presently in full force and effect and have not been amended or revoked. I do further certify that the following persons have been duly elected and qualified as and, this day are, officers of the Corporation, holding their respective offices appearing

2

below their names, and that the signatures appearing opposite their names are the genuine signatures of such persons.

NAME OF OFFICER: JACK YONGFENG ZHANG	/s/ JACK YONGFENG ZHANG

TITLE: PRESIDENT

NAME OF OFFICER: MARY LUO	/s/ MARY LUO

TITLE SECRETARY/CHIEF OPERATING OFFICER

IN WITNESS WHEREOF, this document is executed as of April 29th, 2003.

NAME OF CORPORATION:	INTERNATIONAL MEDICATION SYSTEMS, LIMITED

	BY:	/s/ MARY LUO
	NAME:	MARY LUO, SECRETARY

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CREDIT AGREEMENT

(EQUIPMENT PURCHASE)

        This Agreement (the "Agreement") is made and entered into as of October 10th, 2002, by and between BANK OF THE WEST (the "Bank") and INTERNATIONAL MEDICATION SYSTEMS, LIMITED (the "Borrower"), on the terms and conditions that follow:

SECTION
1
DEFINITIONS

1.1
Certain Defined Terms: Unless elsewhere defined in this Agreement, the following terms shall have the following meanings (such meanings to be generally applicable to the singular and plural forms of the terms defined):

1.1.1
"Advance": shall mean an advance to the Borrower under the credit facility (ies) described in Section 2.

1.1.2
"Business Day": shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business in California.

1.1.3
"Cash Flow": shall mean the sum of net income after tax and exclusive of extraordinary gains, plus depreciation, amortization and interest expense minus dividends and distributions.

1.1.4
"Debt": shall mean all liabilities of the Borrower less Subordinated Debt, if any.

1.1.5
"Effective Tangible Net Worth": shall mean the Borrower's stated net worth plus Subordinated Debt but less all intangible assets of the Borrower (i.e., goodwill, trademarks, patents, copyrights, organization expense, and similar intangible items including, but not limited to, investments in and all amounts due from affiliates, officers or employees).

1.1.6
"Environmental Claims": shall mean all claims, however asserted, by any governmental authority or other person alleging potential liability or responsibility for violation of any Environmental Law or for Discharge or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, Discharges, emissions or releases) of any Hazardous Material at, in, or from property, whether or not owned by the Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

1.1.7
"Environmental Laws": shall mean all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management,

    Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

  1.1.8
  "Environmental Permits": shall have the meaning provided in Section 4.11 hereof.

  1.1.9
  "Equipment": shall mean equipment as defined in the California Uniform Commercial Code.

  1.1.10
  "Equipment Purchase Facility": shall mean the credit facility described as such in Section 2.

  1.1.11
  "Equipment Value": shall mean the lesser of: the invoice cost of the equipment (excluding taxes, license fees, transportation costs, insurance premiums, and installation and connection expenses, fees and costs); or the book value of the equipment; or the liquidation value of the equipment as determined by the Bank.

  1.1.12
  "ERISA": shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

  1.1.13
  "Event of Default": shall have the meaning set forth in Section 6.

  1.1.14
  "Expiration Date": shall mean December 31, 2003, or the date of termination of the Bank's commitment to lend under this Agreement pursuant to Section 7, whichever shall occur first.

  1.1.15
  "Hazardous Materials": shall mean all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

  1.1.16
  "Indebtedness": shall mean, with respect to the Borrower, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which the Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss and (ii) obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, reported as capital leases in respect of which the Borrower is liable, contingently or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss.

  1.1.17
  "Line Account": shall have the meaning provided in Section 2.2 hereof.

  1.1.18
  "Obligations": shall mean all amounts owing by the Borrower to the Bank pursuant to this Agreement including, but not limited to, the unpaid principal amount of any loans or advances.

  1.1.19
  "Ordinary Course of Business": shall mean, with respect to any transaction involving the Borrower or any of its subsidiaries or affiliates, the ordinary course of the Borrower's business, as conducted by the Borrower in accordance with past practice and undertaken by the Borrower in good faith and not for the purpose of evading any covenant or restriction in this Agreement or in any other document, instrument or agreement executed in connection herewith.

  1.1.20
  "Permitted Liens": shall mean: (i) liens and security interests securing indebtedness owed by the Borrower to the Bank; (ii) liens for taxes, assessments or similar charges not yet due; (iii) liens of materialmen, mechanics, warehousemen, or carriers or other like liens arising in the Ordinary Course of Business and securing obligations which are not yet delinquent;

    (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by the Borrower in the Ordinary Course of Business to secure Indebtedness outstanding on the date hereof or permitted to be incurred herein; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of the Borrower's assets.

  1.1.21
  "Subordinated Debt": shall mean such liabilities of the Borrower which have been subordinated to those owed to the Bank in a manner acceptable to the Bank.

1.2
Accounting Terms: All references to financial statements, assets, liabilities, and similar accounting items not specifically defined herein shall mean such financial statements or such items prepared or determined in accordance with generally accepted accounting principles consistently applied and, except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

1.3
Other Terms: Other terms not otherwise defined shall have the meanings attributed to such terms in the California Uniform Commercial Code as in effect on July 1, 2001 and from time to time thereafter.

SECTION
2
CREDIT FACILITIES

2.1
EQUIPMENT PURCHASE FACILITY

2.1.1
Equipment Purchase Facility: The Bank hereby agrees to make loans and advances ("Advances") in the minimum amount of $100,000.00 each to assist the Borrower in purchasing items of equipment, upon a request therefor made by the Borrower to the Bank prior to December 31, 2003 (the "Equipment Purchase Facility"). Each Advance made hereunder shall be in an amount not to exceed 100% of the Equipment Value of the item(s) of new Equipment being purchased; and 80% of the Equipment value of the item(s) of used Equipment being purchased; provided, however, that at no time shall the total aggregate outstanding principal amount of Advances made hereunder exceed the sum of $3,000,000.00; and provided further that the amount of any Advance which is repaid, in whole or in part, may not be reborrowed.

2.1.2
Equipment Notes: Each Advance under the Equipment Purchase Facility shall be evidenced by a separate promissory note in form and substance satisfactory to the Bank, duly made, executed and delivered by the Borrower to the Bank (each a "Term Note").

2.1.3
Security Interest in Equipment: The Borrower, shall execute and deliver to the Bank, security agreements, financing statements, disbursement instructions and such other documents and instruments which the Bank may require with respect to such Advance and the perfection of the Bank's security interest in the Equipment pertaining to such Advance.

2.2
Line Account: The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facilities granted hereunder (the "Line Account"). The Bank shall provide the Borrower with a statement of the Borrower's Line Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within 30 days after the Borrower's receipt of any such statement that it deems to be incorrect.

2.3
Payments: If any payment required to be made by the Borrower hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension. All payments required to be made hereunder shall be made to the office of the Bank designated for the receipt of notices herein or such other office as Bank shall from time to time designate.

2.4
Late Payment: In addition to any other rights the Bank may have hereunder, if any payment of principal or interest or any portion thereof, under this Agreement is not paid within 15 days of when due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.

SECTION
3
CONDITIONS PRECEDENT

3.1
Conditions Precedent to the Initial Extension of Credit: The obligation of the Bank to make the initial Advance or the first extension of credit to or on account of the Borrower hereunder is subject to the conditions precedent that the Bank shall have received before the date of such initial Advance or such first extension of credit all of the following, in form and substance satisfactory to the Bank:

(i)
Authority to Borrow. Evidence that the execution, delivery and performance by the Borrower of this Agreement and any document, instrument or agreement required hereunder have been duly authorized.

(ii)
Guarantors. Continuing guaranty in favor of the Bank executed by the following, together with evidence that the execution, delivery and performance by any guarantor has been duly authorized: AMPHASTAR PHARMACEUTICALS, INC.

(iii)
Fees. A fee of $3,750.00, such fee to be deemed to be fully earned upon payment.

(iv)
Miscellaneous. Such other evidence as the Bank may request to establish the consummation of the transaction contemplated hereunder and compliance with the conditions of this Agreement.

3.2
Conditions Precedent to All Extensions of Credit: The obligation of the Bank to make each Advance or each other extension of credit, as the case may be, to or on account of the Borrower (including the initial Advance or the first extension of credit) shall be subject to the further conditions precedent that, on the date of each Advance or each extension of credit and after the making of such Advance or extension of credit:

(i)
Reporting Requirements. The Bank shall have received the documents set forth in Section 5.1.

(ii)
Subsequent Approvals. The Bank shall have received such supplemental approvals, opinions or documents as the Bank may reasonably request.

(iii)
Representations and Warranties. The representations contained in Section 4 and in any other document, instrument or certificate delivered to the Bank hereunder are true, correct and complete.

(iv)
Event of Default. No event has occurred and is continuing that constitutes, or with the lapse of time or giving of notice or both, would constitute an Event of Default.

The Borrower's acceptance of the proceeds of any loan, Advance or extension of credit or the Borrower's execution of any document or instrument evidencing or creating any Obligation hereunder

4

shall be deemed to constitute the Borrower's representation and warranty that all of the above statements are true and correct.

SECTION

REPRESENTATIONS AND WARRANTIES

The Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

4.1
Status: The Borrower's correct legal name is as stated in this Agreement and the Borrower is a corporation duly organized and validly existing under the laws of the state of California and with its chief executive office in the state of California and is properly licensed and is qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Borrower is doing business.

4.2
Authority: The execution, delivery and performance by the Borrower of this Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having application to the Borrower; (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (iii) require any consent or approval of its stockholders or violate any provision of its articles of incorporation or by-laws.

4.3
Legal Effect: This Agreement constitutes, and any instrument, document or agreement required hereunder when delivered hereunder will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

4.4
Fictitious Trade Styles: There are no fictitious trade styles used by the Borrower in connection with its business operations. The Borrower shall notify the Bank not less than 30 days prior to effecting any change in the matters described herein or prior to using any other fictitious trade style at any future date, indicating the trade style and state(s) of its use.

4.5
Financial Statements: All financial statements, information and other data which may have been or which may hereafter be submitted by the Borrower to the Bank are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of such financial information or data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

4.6
Litigation: Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency, which, if determined adversely to the Borrower, would have a material adverse effect on the Borrower's financial condition or operations or on the Collateral.

4.7
Title to Assets: The Borrower has good and marketable title to all of its assets (including, but not limited to, the Collateral) and the same are not subject to any security interest, encumbrance, lien or claim of any third person except for Permitted Liens.

4.8
ERISA: If the Borrower has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

4.9
Taxes: The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes that are currently payable without penalty or interest or those which are being duly contested in good faith.

4.10
Margin Stock: The proceeds of any loan or advance hereunder will not be used to purchase or carry margin stock as such term is defined under Regulation U of the Board of Governors of the Federal Reserve System.

4.11
Environmental Compliance: The operations of the Borrower comply, and during the term of this Agreement will at all times comply, in all respects with all Environmental Laws; the Borrower has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and the Borrower is in compliance with all material terms and conditions of such Environmental Permits; neither the Borrower nor any of its present property or operations is subject to any outstanding written order from or agreement with any governmental authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material; there are no Hazardous Materials or other conditions or circumstances existing, or arising from operations prior to the date of this Agreement, with respect to any property of the Borrower that would reasonably be expected to give rise to Environmental Claims; provided, however, that with respect to property leased from an unrelated third party, the foregoing representation is made to the best knowledge of the Borrower. In addition, (i) the Borrower does not have any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws, or that are leaking or disposing of Hazardous Materials off-site, and (ii) the Borrower has notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

SECTION
5
COVENANTS

The Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as the Borrower is indebted to the Bank under this Agreement, the Borrower will, unless the Bank shall otherwise consent in writing:

5.1
Reporting and Certification Requirements: Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

(i)
Not later than 120 days after the end of each of the Borrower's fiscal years, a copy of the annual consolidating financial report of the Borrower for such year, prepared by a firm of certified public accountants acceptable to Bank.

(ii)
Not later than 30 days after filing with the appropriate Federal agency, a copy of the Borrower's federal income tax returns.

(iii)
Not later than 60 days after the end of each quarter, a copy of the Borrower's financial statement as of the end of such period.

(iv)
Promptly upon the Bank's request, such other information pertaining to the Borrower, the Collateral or any guarantor hereunder as the Bank may reasonably request.

5.2
Financial Condition: The Borrower promises and agrees, during the term of this Agreement and until payment in full of all of the Borrower's Obligations, the Borrower will maintain at all times:

(i)
A minimum Effective Tangible Net Worth of at least $15,000,000.00.

(ii)
A ratio of Debt to Effective Tangible Net Worth of not more than 0.75 to 1.

(iii)
A minimum net profit after-tax of at least $100,000.00 at each fiscal year end.

(iv)
A ratio of Cash Flow to the current portion of long term Debt plus interest expense of not less than 2.0 to 1, at each fiscal year-end.

5.3
Preservation of Existence; Compliance with Applicable Laws: Maintain and preserve its existence and all rights and privileges now enjoyed; and conduct its business and operations in accordance with all applicable laws, rules and regulations.

5.4
Merge or Consolidate: Not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization, provided however, that this Section 5.4 shall not apply to transactions in which Borrower is the surviving entity.

5.5
Maintenance of Insurance: Maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and maintain such other insurance and coverages as may be required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank.

5.6
Payment of Obligations and Taxes: Make timely payment of all assessments and taxes and all of its liabilities and obligations including, but not limited to, trade payables, unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency. For purposes hereof, the Borrower's issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

5.7
Depository Relationships: Maintain its primary business depository relationship with Bank, including general, operating and administrative deposit accounts and cash management services.

5.8
Inspection Rights and Accounting Records: The Borrower will maintain adequate books and records in accordance with generally accepted accounting principles consistently applied and in a manner otherwise acceptable to Bank, and, at any reasonable time and from time to time, permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrower and discuss the business and operations of the Borrower with any employee or representative thereof. If the Borrower shall maintain any records (including, but not limited to, computer generated records or computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records which it may request, all at the Borrower's expense, the amount of which shall be payable immediately upon demand.

5.9
Transfer Assets: Not, after the date hereof, sell, contract for sale, convey, transfer, assign, lease or sublet, any of its assets (including, but not limited to, the Collateral) except in the Ordinary Course of Business and, then, only for full, fair and reasonable consideration.

5.10
Change in Nature of Business: Not make any material change in its financial structure or the nature of its business as existing or conducted as of the date hereof.

5.11
Maintenance of Jurisdiction: Borrower shall maintain the jurisdiction of its organization and chief executive office, or if applicable, principal residence, as set forth herein and not change such jurisdiction name or form of organization without 30 days prior written notice to Bank.

5.12
Compensation of Employees: Compensate its employees for services rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

5.13
Notice: Give the Bank prompt written notice of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which the Borrower is a party and in which the claim or liability exceeds $50,000.00; (iii) other matters which have resulted in, or might result in a material adverse change in the financial condition or business operations of the Borrower.

5.14
Environmental Compliance: The Borrower shall conduct its operations and keep and maintain all of its property in compliance with all Environmental Laws and, upon the written request of the Bank, the Borrower shall submit to the Bank, at the Borrower's sole cost and expense, at reasonable intervals, a report providing the status of any environmental, health or safety compliance, hazard or liability.

SECTION
6
EVENTS OF DEFAULT

Anyone or more of the following described events shall constitute an event of default (an "Event of Default") under this Agreement:

6.1
Non-Payment: Any Borrower shall fail to pay the principal amount of any Obligations when due or interest on the Obligations within 5 days of when due.

6.2
Performance Under This Agreement: The Borrowers or any Guarantor shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement relating to this Agreement or any other document or agreement executed by the Borrowers or any Guarantor with or in favor of Bank and any such failure shall continue unremedied for more than 30 days after the occurrence thereof.

6.3
Representations and Warranties: Financial Statements: Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower or any guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

6.4
Other Agreements: If there is a default under any agreement to which Borrower is a party with Bank or with a third party or parties resulting in a right by the Bank or by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness.

6.5
Insolvency: The Borrower or any guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties and assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee, for itself or any of its properties, assets or businesses; or (vii) in an involuntary proceeding, any receiver, custodian or trustee shall have been appointed for all or substantial part of the Borrower's or guarantor's properties, assets or businesses and shall not be discharged within 30 days after the date of such appointment.

6.6
Execution: Any writ of execution or attachment or any judgment lien shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien.

6.7
Revocation or Limitation of Guaranty: Any guaranty shall be revoked or limited or its enforceability or validity shall be contested by any guarantor, by operation of law, legal proceeding or otherwise or any guarantor who is a natural person shall die, or for any Guarantor who fails to comply with any terms or conditions of any Guaranty.

6.8
Suspension: The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.

6.9
Material Adverse Change: If there occurs a material adverse change in the Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations, or if a Borrower who is a natural person shall die.

6.10
Change in Ownership: There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of the Borrower.

SECTION
7
REMEDIES ON DEFAULT

Upon the occurrence of any Event of Default, the Bank may, at its sole and absolute election, without demand and only upon such notice as may be required by law:

7.1
Acceleration: Declare any or all of the Borrower's indebtedness owing to the Bank, whether under this Agreement or any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

7.2
Cease Extending Credit: Cease making Advances or otherwise extending credit to or for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

7.3
Termination: Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

7.4
Non-Exclusivity of Remedies: Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.

SECTION
8
MISCELLANEOUS

8.1
Amounts Payable on Demand: If the Borrower shall fail to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrower having so failed to pay such amount, create an Advance under this Agreement in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided hereunder.

8.2
Default Interest Rate: If an Event of Default, or an event which, with notice or passage of time could become an Event of Default, has occurred or is continuing, the Borrower shall pay to the Bank interest on any Indebtedness or amount payable under this Agreement at a rate which is 5% in excess of the rate or rates then in effect under this Agreement.

8.3
Reliance and Further Assurances: Each warranty, representation, covenant, obligation and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants and agreements which the Borrower now or hereafter shall give, or cause to be given, to the Bank. Borrower agrees to execute all documents and instruments and to perform such acts, as the Bank may reasonably deem necessary to confirm and secure to the Bank all rights and remedies conferred upon the Bank by this agreement and all other documents related thereto.

8.4
Attorneys' Fees: Borrower shall pay to the Bank all costs and expenses, including but not limited to reasonable attorneys fees, incurred by Bank in connection with the administration, enforcement, including any bankruptcy, appeal or the enforcement of any judgment or any refinancing or restructuring of this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder.

8.5
Notices: All notices, payments, requests, information and demands which either party hereto may desire or may be required to give or make to the other party hereto, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by facsimile delivery, or to such other address as may be specified from time to time in writing by either party to the other.

To the Borrower:		To the Bank:
INTERNATIONAL MEDICATION SYSTEMS, LIMITED 1886 Santa Anita Avenue South El Monte, CA 91733		BANK OF THE WEST Ninth & Valley Office 855 West Valley Boulevard Alhambra, CA 91803
Attn:	Jack Yongfeng Zhang President	Attn:	Raymond Young Assistant Vice President
FAX:	(909) 590-1498	FAX:	(626) 284-8080
8.6
Waiver: Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder, or under any other document, instrument or agreement mentioned herein, constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

8.7
Conflicting Provisions: To the extent the provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

8.8
Binding Effect; Assignment: This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without prior written consent of the Bank. The Bank may sell, assign or grant participation in all or any portion of its rights and benefits hereunder. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower and any guarantor.

8.9
Jurisdiction: This Agreement, any notes issued hereunder, the rights of the parties hereunder to and concerning the Collateral, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of

  California without regard to conflict of law principles, to the jurisdiction of whose courts the parties hereby submit.

8.10
Waiver of Jury Trial: THE BORROWER AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

8.11
Counterparts: This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

8.12
Headings: The headings herein set forth are solely for the purpose of identification and have no legal significance.

8.13
Entire Agreement and Amendments: This Agreement and all documents, instruments and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties pertaining to the transactions contemplated hereunder not incorporated or referenced in this Agreement or in such documents, instruments and agreements are superseded hereby. This Agreement may be amended only by an instrument in writing signed by the Borrower and the Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first hereinabove written.

BANK:	BORROWER:

BANK OF THE WEST	INTERNATIONAL MEDICATION SYSTEMS, LIMITED
BY: /s/ Raymond Young NAME: Raymond Young, Assistant Vice President	BY: /s/ Jack Yongfeng Zhang NAME: Jack Yongfeng Zhang, President

By: /s/ Mary Luo Name: Mary Luo, Secretary/Chief Operating Officer

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Exhibit 10.17